Exhibit 99.1

SILVERCREST ASSET MANAGEMENT GROUP

AGREES TO ACQUIRE CORTINA ASSET MANAGEMENT

NEW YORK, April 15, 2019—Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company”) today announced that Silvercrest Asset Management Group LLC (“Silvercrest”) has entered into a purchase agreement to acquire substantially all of the assets of Cortina Asset Management, LLC (“Cortina”), an independent asset management firm based in Milwaukee, Wisconsin, managing $1.7 billion in small cap growth equity strategies.

Founded in 2004 by a highly regarded team of investment professionals, Cortina’s disciplined investment philosophy and process is unique to the marketplace, achieving highly successful results throughout market cycles. The Cortina Small Cap Growth and SMID Growth Strategies employ a “thematic based” approach to investing in vibrant and innovative growth companies. The Cortina Small Cap Opportunity Strategy utilizes a “franchise company” framework to capture established industry leaders with strong and growing cash flows.

“We have long sought the right partner to establish an innovative and high-caliber growth equity capability at the firm,” said Richard R. Hough III, Chairman and CEO of Silvercrest. “Silvercrest seeks to combine strong intellectual capital within a supportive partnership culture to benefit institutional and individual investors alike. We found terrific professionals at Cortina who are committed to their investment craft, to each other and to our partnership. We are excited to support their special talent and to further support and enhance their strategies in the marketplace, setting the stage for our next phase of growth.”

“In Silvercrest, we found a client-driven firm that acts and thinks just like us,” said John Potter, a Founding Principal of Cortina. “Solidifying our boutique investment management practice for our clients is our singular focus. We are delighted that we will invest, trade and service client assets in the same manner as we have since 2004. With Silvercrest, our investment team will enjoy deeper research resources and greater scale. As important, our employee-owner culture will seamlessly meld with the Silvercrest partnership model that works tirelessly for and with clients.”

Silvercrest was advised by Raymond James | Silver Lane and the law firm of K&L Gates LLP. Cortina was advised by Park Sutton Advisors and the law firm of Quarles & Brady LLP.

ABOUT SILVERCREST

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser, and as of December 31, 2018, Silvercrest reported $19 billion in assets under management on behalf of family and select institutional clients. With offices in New York, Boston, Virginia, New Jersey, and California, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Contact Information:

Richard R Hough III

212-649-0601

Forward-Looking Statements and Other Disclosures

Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are only predictions based on our current expectations and projections about our entering a purchase agreement with Cortina. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include but are not limited to: incurrence of net losses, fluctuations in quarterly and annual results, adverse economic or market conditions, our expectations with respect to future levels of assets under management, inflows and outflows, our ability to retain clients from whom we derive a substantial portion of our assets under management, our ability to maintain our fee structure, our particular choices with regard to investment strategies employed, our ability to hire and retain qualified investment professionals, the cost of complying with current and future regulation, coupled with the cost of defending ourselves from related investigations or litigation, failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct, our expected tax rate, and our expectations with respect to deferred tax assets, adverse economic or market conditions, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand, failure to successfully integrate the acquired assets into our business and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.